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      As filed with the Securities and Exchange Commission on July 9, 1996
                                                      Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                   SEMICONDUCTOR PACKAGING MATERIALS CO., INC.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                   13-3584740
- -----------------------------------     ----------------------------------------
(State or other jurisdiction of             (IRS Employer Identification Number)
  incorportion or organization)

                 431 Fayette Avenue, Mamaroneck, New York 10543
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)

                 AMENDED EMPLOYEES' INCENTIVE STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                              (Full Title of Plan)

                                Andrew A. Lozniak
              Executive Vice President and Chief Financial Officer
                   Semiconductor Packaging Materials Co., Inc.
                               431 Fayette Avenue
                           Mamaroneck, New York 10543
                                 (914) 698-5353
- --------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code of agent for service).

A copy of all communications, including communications sent to the agent for service should be sent to:

                          Alan M. Rashes Esq.
                          Salon, Marrow & Dyckman, LLP
                          685 Third Avenue
                          New York, New York 10017
                          (212) 661-7100



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                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

Title of                           Proposed       Proposed
Each Class                         Maximum        Maximum
of Securities       Amount         Offering       Aggregate   Amount of
to be               to be          Price          Offering    Registration
Registered          Registered     per share      Price       Fee
- --------------------------------------------------------------------------------

Stock Options       200,000(1)        -             -           (2)

Common Stock        200,000(3)(4)   $11.00(5)     $2,200,000    $759
Par Value $.10
per share



- ----------
    (1) Represents options to be granted pursuant to the Amended Employees' Incentive Stock Option Plan (the "Incentive Plan") of the Registrant. Options to purchase 250,000 shares of Common Stock granted pursuant to the Incentive Plan were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (File No. 33-84752) filed with the Commission on October 6, 1994. Options to purchase an additional 150,000 shares of Common Stock granted pursuant to the Incentive Plan were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (File No. 33 - 95762) filed with the Commission on August 14, 1995.

    (2) No registration fee is required pursuant to Rule 457(h)(2).

    (3) Shares issuable upon exercise of stock options available for grant under the Incentive Plan.

    (4) Includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Incentive Plan.

    (5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on July 5, 1996.



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



Introduction
- ------------

        On April 30, 1996, the stockholders of the Registrant approved a 200,000 share increase in the number of shares of Common Stock reserved under the Amended Employees' Incentive Stock Option Plan (the "Incentive Plan"). The instant Registration Statement registers the additional 200,000 shares which are reserved for issuance under the Incentive Plan.

Incorporation by Reference
- --------------------------

        On October 6, 1994, a Form S-8 Registration Statement, (33-84752) registering 250,000 shares of Common Stock, reserved for issuance upon exercise of options pursuant to the Incentive Plan, was filed with the Securities and Exchange Commission (the "Commission") and became effective. On August 14, 1995, a Form S-8 Registration Statement (33-95762), registering an additional 150,000 shares of Common Stock reserved for issuance upon exercise of options pursuant to the Incentive Plan, was filed with the Commission and became effective. The contents of Registration Statements Nos. 33-84752 and 33-95762 are hereby incorporated by reference.



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




                                   SIGNATURES

        The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mamaroneck, State of New York, on the 5th day of July, 1996.

                                                    SEMICONDUCTOR PACKAGING
                                                    MATERIALS CO., INC.

                                                    By:/s/ Gilbert D. Raker
                                                    ----------------------------
                                                    Gilbert D. Raker,
                                                    Chairman of the Board and
                                                    President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby make, constitute and appoint Gilbert D. Raker his true and lawful attorney or attorney and agent with full power and authority on his behalf to execute and file with the Securities and Exchange Commission any amendment or amendments, including post-effective amendments, to this Registration Statement, and he does hereby ratify and confirm all that his said attorney and agent may do or cause to be done by virtue hereof.



Signature                          Title                      Date
- ---------                          -----                      ----

/s/ Gilbert D. Raker        Chairman of the Board,       July 5, 1996
- ------------------------    and President
Gilbert D. Raker            (Principal Executive
                            Officer)

/s/ Frank J. Polese         Vice Chairman and            July 5, 1996
- ------------------------    Director
Frank J. Polese


/s/ Andrew A. Lozyniak      Executive Vice President,    July 5, 1996
- ------------------------    Treasurer and Secretary
Andrew A. Lozyniak          (Principal Financial and
                            Accounting Officer)

/s/ John U. Moorehead, II   Director                     July 5, 1996
- -------------------------
John U. Moorhead, II


/s/ Steven B. Sands         Director                     July 5, 1996
- -------------------------
Steven B. Sands

/s/ Richard D. Fain         Director                     June 5, 1996
- -------------------------
Richard D. Fain

/s/ Peter J. Hurley         Director                     July 5, 1996
- -------------------------
Peter J. Hurley

/s/ Mark Pinto              Director                     July 5, 1996
- -------------------------
Mark Pinto

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